Exhibit 99.1

American Public Education Updates Fourth Quarter 2007 Outlook; Company Introduces First Quarter 2008 Outlook

CHARLES TOWN, W.Va.--(BUSINESS WIRE)--American Public Education, Inc. (NASDAQ:APEI) – parent company of online learning provider American Public University System, which operates through American Military University and American Public University – announces an updated outlook for the Fourth Quarter 2007 based on preliminary actual results. The Company expects to announce definitive fourth quarter earnings information on March 11, 2008. In addition, the Company introduces its First Quarter 2008 Outlook.

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Fourth Quarter 2007 Outlook Update:

  The Company anticipates that it will report net course registrations from new students of approximately 6,800 and total net course registrations of approximately 27,800 in the fourth quarter 2007; resulting in anticipated net course registrations from new students of approximately 16,000 and total net course registrations of approximately 94,500 for the year ended December 31, 2007.
  For the fourth quarter 2007, the Company expects to report total revenue between $20.8 million and $21.1 million; resulting in expected total revenue for the year ended December 31, 2007 between $68.7 million and $69.0 million.
  The Company expects to report net income, including stock-based compensation expense, of between $2.7 million and $3.0 million in the fourth quarter 2007. The weighted average number of diluted shares outstanding in the fourth quarter is expected to have been approximately 15.9 million, resulting in fully diluted earnings per share between $0.17 and $0.19. The Company expects to report net income between $8.5 and $8.8 million for the year ended December 31, 2007. The weighted average number of diluted shares outstanding for the year ended December 31, 2007 is expected to have been approximately 13.6 million.

First Quarter 2008 Outlook:

  The Company anticipates net course registrations from new students of 7,800 or more and total net course registrations of 31,500 or more in the first quarter 2008.
  For the first quarter 2008, the Company expects total revenue to be between $21.5 and $22.1 million.
  The Company estimates that net income, including stock-based compensation expense, will be between $2.1 million and $2.6 million in the first quarter 2008. The weighted average number of diluted shares outstanding in the first quarter is expected to be between 18.7 and 19.0 million.

American Public Education plans to introduce its Full Year 2008 Outlook and additional details regarding its First Quarter 2008 Outlook in its upcoming fourth quarter 2007 earnings announcement currently scheduled for release March 11, 2008.

About American Public Education, Inc.

American Public Education, Inc. (NASDAQ: APEI) is an online provider of higher education focused primarily on serving the military and public service communities. American Public University System (APUS), wholly owned by APEI, comprises two universities – American Military University (AMU) and American Public University (APU). Regionally and nationally accredited, APUS serves more than 30,000 students who live and work in all 50 states and more than 130 countries; and offers 57 degree programs and 48 certificate programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, and liberal arts.

Forward Looking Statements

Statements made in this press release regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect" "intend", "may", "should" "will" and "would". These forward-looking statements include, without limitation, statements under the headings “Fourth Quarter 2007 Outlook Update” and “First Quarter 2008 Outlook” above and statements regarding expectations of meeting or exceeding previously provided Fourth Quarter 2007 outlook. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Prospectus that forms a part of the Registration Statement on Form S-1 (SEC File No. 333-145185) filed with the Securities and Exchange Commission on November 9, 2007, for the Company's initial public offering. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CONTACT:
American Public Education, Inc.
Harry T. Wilkins, CPA
Executive Vice President and Chief Financial Officer
304-724-3722
or
Christopher L. Symanoskie
Director, Investor Relations
703-334-3880